EXHIBIT 99.1

La-Z-Boy Incorporated Reports Strong Fourth Quarter Results Led By Retail Sales Growth And Broad-Based Margin Improvement; Finalizes Multiple Strategic Initiatives

Fiscal 2026 Fourth Quarter Highlights:
•Retail segment written sales increased 11% and delivered sales increased 9%; GAAP and adjusted(1) operating margin improved versus prior year
–Company-owned network grew by four stores; 230 company-owned store base now represents 61% of total 378 store network
•Wholesale segment delivered sales down slightly, while adjusted operating margin improved versus prior year
•GAAP operating margin of 7.2% and adjusted(1) operating margin of 9.9%, up 50 bps versus prior year
•GAAP diluted EPS of $0.81 and adjusted(1) diluted EPS of $1.26
•Completed strategic exit of American Drew and Kincaid wholesale casegoods businesses in May (subsequent to quarter end) and finalized U.K. supply chain restructuring in April
•Established new share repurchase program authorizing the repurchase of up to $300 million of Company stock, replacing prior program

Fiscal 2026 Highlights:
•Delivered consolidated sales of $2.1 billion, up 1% versus prior year
•Retail segment written sales increased 8% and delivered sales increased 6%
–Added 15 newly opened stores and acquired 15 independent La-Z-Boy stores (both the largest annual expansions in company history)
•Wholesale segment delivered sales were flat while delivering adjusted(1) operating margin improvement
•GAAP operating margin of 6.1% and adjusted(1) operating margin of 7.1%
•GAAP diluted EPS of $2.47 and adjusted(1) diluted EPS of $3.04
•Generated $204 million in operating cash flow for the year, up 9% versus prior year
•Strong capital deployment with $163 million reinvested back into the business through acquisitions and capital expenditures and $85 million returned to shareholders through share repurchases and dividends
–Fifth consecutive year of increasing quarterly dividend by 10%

MONROE, Mich., June 16, 2026 -- La-Z-Boy Incorporated (NYSE: LZB), a global leader in the retail and manufacture of residential furniture, today reported fourth quarter results for the period ended April 25, 2026. For the quarter, sales totaled $570 million, flat against the prior year comparable period. Operating margin improved to 7.2% for the quarter on a GAAP basis and 9.9% on an adjusted(1) basis. Diluted earnings per share totaled $0.81 on a GAAP basis and $1.26 on an adjusted(1) basis, both including a $0.16 impact from favorable discrete tax items.

Fourth quarter total written sales for the Retail segment (company-owned La-Z-Boy stores) increased 11% versus a year ago. Written same-store sales (which exclude the impact of both newly opened stores and newly acquired stores) were down 2%, a sequential improvement, and comparing favorably to the broader industry. During the quarter, same-store sales trends were strongest in April with positive trends continuing through May.

Melinda D. Whittington, Board Chair, President and Chief Executive Officer of La-Z-Boy Incorporated, said, “We are pleased with the strong finish to the fiscal year as our fourth quarter margin performance exceeded expectations driven by strong execution across our businesses. We continue to drive our own momentum and are playing offense, led by our Retail business expansion through new stores, acquisition of independent stores, and delighting consumers across our network. This growth has contributed to our solid results and market share expansion against an industry that remains soft. Our company-owned stores now total 230 across North America, an all-time high of 61% of our total network, and are a key pillar of our Century Vision strategy to grow La-Z-Boy brand reach.”

Whittington added, “We continue to execute well across our Century Vision strategy, and are increasingly focused on our core, vertically integrated North American upholstery business where we have a clear right to win with consumers. Over the last year, we have successfully exited our wholesale casegoods businesses, streamlined our U.K. supply chain, are transforming our entire distribution and home delivery network, and we recently announced streamlining two additional smaller manufacturing plants into our larger U.S. plant network. These actions continue to optimize our enterprise to drive sustainable sales growth and margin expansion even against the current macroeconomic backdrop. As we approach our 100-year anniversary in March 2027, we will continue to drive forward with consumer-led innovation, Retail expansion, and digital transformation to position La-Z-Boy Incorporated for continued success in the next 100 years.”

First Quarter Outlook:
Taylor Luebke, SVP and Chief Financial Officer of La-Z-Boy Incorporated, said, “During the quarter, we executed well and continued to deliver on near-term expectations, while also investing for the future. While we continue to have a measured view of the external environment, we expect to continue to outperform the industry with first quarter sales in the range of $490-510 million, reflecting organic growth of up to 4% (excluding acquisitions and divestitures), and adjusted operating margin(2) in the range of 4.0-5.5%. Lastly, as a reminder, our first quarter is generally the lowest sales and operating margin quarter in the fiscal year due to seasonally lower industry sales and our annual week long plant shutdown.”

Key Results:

(Unaudited, amounts in thousands, except per share data and percentages)	Quarter Ended			Year Ended
	4/25/2026	4/26/2025	Change	4/25/2026	4/26/2025	Change
Sales	$570,338	$570,871	—%	$2,126,635	$2,109,207	1%

GAAP operating income	41,230	29,527	40%	129,207	135,837	(5)%
Adjusted operating income	56,729	53,611	6%	150,652	160,826	(6)%

GAAP operating margin	7.2%	5.2%	200 bps	6.1%	6.4%	(30) bps
Adjusted operating margin	9.9%	9.4%	50 bps	7.1%	7.6%	(50) bps

GAAP net income attributable to La-Z-Boy Incorporated	33,273	14,931	123%	101,985	99,556	2%
Adjusted net income attributable to La-Z-Boy Incorporated	51,619	38,392	34%	125,749	123,745	2%

Diluted weighted average common shares	40,923	41,942		41,341	42,345

GAAP diluted earnings per share	$0.81	$0.36	125%	$2.47	$2.35	5%
Adjusted diluted earnings per share	$1.26	$0.92	37%	$3.04	$2.92	4%

Liquidity Measures:

	Year Ended			Year Ended
(Unaudited, amounts in thousands)	4/25/2026	4/26/2025	(Unaudited, amounts in thousands)	4/25/2026	4/26/2025
Free Cash Flow			Cash Returns to Shareholders
Operating cash flow	$204,106	$187,271	Share repurchases	$47,270	$77,930
Capital expenditures	(76,306)	(74,280)	Dividends	37,947	34,955
Free cash flow	$127,800	$112,991	Cash returns to shareholders	$85,217	$112,885

(Unaudited, amounts in thousands)	4/25/2026	4/26/2025
Cash and cash equivalents	$303,213	$328,449

Fiscal 2026 Fourth Quarter Results versus Fiscal 2025 Fourth Quarter:
•Consolidated sales in the fourth quarter of Fiscal 2026 were flat at $570 million versus last year, as growth in our Retail business was offset by lower delivered volume in our Joybird business
•Consolidated GAAP operating margin was 7.2% versus 5.2%
–Consolidated adjusted(1) operating margin was 9.9% versus 9.4% last year, with the change primarily driven by 100 bps from our casegoods business (due to favorable inventory adjustments and pricing before the divestiture) partially offset by expense deleverage on lower Joybird delivered sales
•GAAP diluted EPS was $0.81 versus $0.36 in the prior year period, and adjusted(1) diluted EPS of $1.26 versus $0.92 last year in the comparable period, both of which include a $0.16 impact from favorable discrete tax items

Retail Segment:
•Sales:
–Written sales for the Retail segment (company-owned La-Z-Boy stores) increased 11% compared to the year ago period driven by acquired and new stores

▪Written same-store sales (which exclude the impact of new and acquired stores) decreased 2%, a sequential improvement, as lower traffic was partially offset by higher conversion rates, average ticket, and design sales. During the quarter, same-store sales trends were strongest in April with positive comps
–Delivered sales increased 9% to $270 million, primarily due to growth from acquired and new stores
•Operating Margin:
–GAAP operating margin was 16.7% versus 13.1%
▪Adjusted(1) operating margin was 13.9% versus 13.1%, driven by the positive impact of acquisitions

Wholesale Segment:
•Sales:
–Sales decreased 2% to $393 million versus last year, driven by modest declines across most of the businesses
•Operating Margin:
–GAAP operating margin was 9.4% versus 2.5%
▪Adjusted(1) operating margin was 10.1% versus 8.5%, driven by 150 bps from our casegoods business, primarily due to favorable inventory adjustments and pricing before the divestiture

Corporate & Other:
•Joybird written sales increased 2%, driven by new retail stores and Joybird delivered sales decreased 10% to $32 million on lower delivered volume
•Corporate & Other adjusted(1) operating loss increased versus the prior year, primarily due to expense deleverage on lower Joybird delivered sales. On a GAAP basis, we recorded a $20 million goodwill impairment on our Joybird business reflecting near-term impacts of the current macro backdrop, which have disproportionately impacted the Joybird consumer

Balance Sheet and Cash Flow, Fiscal 2026:
•Ended the quarter with $303 million in cash(3) and no external debt
•Generated $204 million in cash from operating activities, an increase of 9% versus prior year, including $28 million in the fourth quarter
•Paid $86 million for acquisitions, primarily related to the 15-store acquisition of the retail business in the Southeast U.S.
•Invested $76 million in capital expenditures, primarily related to La-Z-Boy stores (new stores and remodels), manufacturing-related investments, and spending related to our distribution and home delivery transformation
•Returned approximately $85 million to shareholders, including $47 million in share repurchases and $38 million in dividends, which was our fifth consecutive year of 10% increases

Share Repurchase Authorization:
•In April, reflecting continued confidence in the company's ability to sustainably grow the business, the Board of Directors approved a new share repurchase program of $300 million, replacing the prior program

Conference Call:
La-Z-Boy will hold a conference call with the investment community on Wednesday, June 17, 2026, at 8:30 a.m. ET. The toll-free dial-in number is (888) 506-0062; international callers may use (973) 528-0011. Enter Participant Access Code: 106726.

The call will be webcast live, with corresponding slides, and archived on the internet. It will be available at https://ir.la-z-boy.com/events. A telephone replay will be available for a week following the call. This replay will be accessible to callers from the U.S. and Canada at (877) 481-4010 and to international callers at (919) 882-2331. Enter Replay Passcode: 54076. The webcast replay will be available for one year.

Investor Relations / Media Contact:
Mark Becks, CFA, (734) 457-9538
mark.becks@la-z-boy.com

About La-Z-Boy:
La-Z-Boy Incorporated (NYSE: LZB) is a leading vertically integrated retailer and manufacturer of high-quality, custom furniture that transforms the home. Founded on American heritage, the iconic La-Z-Boy brand has been synonymous with comfort, quality, and craftsmanship for nearly 100 years. As an end-to-end enterprise, the company manages every aspect of its business—from retail, manufacturing, and design to distribution and after-service care.

La-Z-Boy Incorporated brings timeless and modern furniture to life through a retail network of nearly 380 La-Z-Boy stores, including 230 company-owned locations, and its digital platform at La-Z-Boy.com. Within the Wholesale segment, the company manufactures comfortable, high quality, custom furniture, with approximately 90% of its products produced in North America. Its Joybird® brand is an omnichannel retailer and manufacturer of modern, custom upholstered furniture, operating 15 U.S. stores. With a global team of about 10,000 employees, La-Z-Boy Incorporated was named to TIME’s 2026 list of America’s Most Iconic Companies and Newsweek’s 2025 list of America’s Best Retailers, ranking No. 1 in the furniture category. The company continues to shape the way people live by delivering the transformational power of comfort.

Notes:
(1)Adjusted amounts for the fourth quarter of fiscal 2026 exclude:
•a $20.0 million pre-tax, or $0.49 per diluted share, charge related to the goodwill impairment in our Joybird reporting unit.
•a $7.6 million pre-tax, or $0.14 per diluted share, gain related to sale-leaseback transactions of four retail locations.
•a $3.6 million pre-tax, or $0.08 per diluted share, charge related to U.K. supply chain optimization actions with $2.4 million included in operating income and $1.2 million included in non-operating income.
•a $0.5 million pre-tax, or $0.01 per diluted share, charge related to legal costs in connection with our disposal of a portion of our wholesale casegoods business.
•a $0.2 million pre-tax, or $0.01 per diluted share, purchase accounting charge related to acquisitions completed in prior periods, all included in operating income.
•a $0.1 million pre-tax, or less than $0.01 per diluted share, charge related to severance costs associated with our distribution and home delivery transformation.

Adjusted amounts for the fourth quarter of fiscal 2025 exclude:
•a $20.6 million pre-tax, or $0.49 per diluted share, charge related to the goodwill impairment in our United Kingdom ("U.K.") wholesale and manufacturing businesses.
•a $3.2 million pre-tax, or $0.07 per share, charge related to U.K. supply chain optimization actions.
•a $0.3 million pre-tax, or less than $0.01 per diluted share, purchase accounting charge related to acquisitions completed in prior periods, all included in operating income.

Adjusted amounts for full fiscal 2026 exclude:
•a $20.0 million pre-tax, or $0.48 per diluted share, charge related to the goodwill impairment in our Joybird reporting unit.
•a $7.6 million pre-tax, or $0.14 per diluted share, gain related to sale-leaseback transactions of four retail locations.
•a $7.0 million pre-tax, or $0.17 per diluted share, charge related to U.K. supply chain optimization actions with $5.8 million included in operating income and $1.2 million included in non-operating income.
•a $2.3 million pre-tax, or $0.04 per diluted share, charge related to accelerated lease expense, severance costs, and costs associated with exiting former distribution centers.
•a $1.4 million pre-tax, or $0.02 per diluted share, purchase accounting charge related to acquisitions completed in prior periods, all included in operating income.
•a $0.4 million pre-tax, or less than $0.01 per diluted share, charge related to our disposal of a portion of our wholesale casegoods business.

Adjusted amounts for full fiscal 2025 exclude:
•a $20.6 million pre-tax, or $0.48 per diluted share, charge related to the goodwill impairment in our U.K. wholesale and manufacturing businesses.
•a $3.2 million pre-tax, or $0.07 per share, charge related to U.K. supply chain optimization actions.
•a $1.2 million pre-tax, or $0.02 per diluted share, purchase accounting charge related to acquisitions completed in prior periods, all included in operating income.

Please refer to the accompanying “Reconciliation of GAAP to Adjusted Financial Measures” and “Reconciliation of GAAP to Adjusted Financial Measures: Segment Information” for detailed information on calculating the adjusted financial measures used in this press release and a reconciliation to the most directly comparable GAAP measure.

(2)This reference to adjusted operating margin for a future period is an adjusted financial measure. We have not provided a reconciliation of adjusted operating margin for future periods in this press release because such reconciliation cannot be provided without unreasonable efforts.

(3)Cash includes cash and cash equivalents.

Cautionary Note Regarding Forward-Looking Statements:
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Generally, forward-looking statements include information concerning expectations, projections or trends relating to our results of operations, financial results, financial condition, strategic initiatives and plans, acquisitions, divestitures, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, borrowing capacity, investments, future economic performance, and our business and industry.

The forward-looking statements in this press release are based on certain assumptions and currently available information and are subject to various risks and uncertainties, many of which are unforeseeable and beyond our control. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations and financial results. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed in our Fiscal 2026 Annual Report on Form 10-K and other factors identified in our reports filed with the Securities and Exchange Commission (the “SEC”), available on the SEC’s website at www.sec.gov. Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or for any other reason.

Adjusted Financial Measures:
In addition to the financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), this press release also includes adjusted financial measures. Management uses these adjusted financial measures when assessing our ongoing performance. This press release contains references to adjusted operating income (on a consolidated basis and by segment), adjusted operating margin (on a consolidated basis and by segment), and adjusted net income attributable to La-Z-Boy Incorporated per diluted share, adjusted diluted earnings per share (and components thereof, including adjusted income before income taxes and adjusted net income attributable to La-Z-Boy Incorporated), each of which may exclude, as applicable, goodwill impairment charges, sale-leaseback gains, supply chain optimization charges or gains, business realignment charges or gains, purchase accounting charges, and distribution and home delivery transformation charges. Sale-leaseback gains in Fiscal 2026 are the result of the sale of the buildings and related fixed assets of four Retail stores. The supply chain optimization charges in Fiscal 2026 include severance costs, the write-down of inventory and the reclassification of accumulated foreign currency translation, all of which relate to the closure of our U.K. manufacturing operations. The business realignment charges in Fiscal 2026 include a gain on sale of casegoods headquarters building and related fixed assets, the impairment of casegoods inventory held for sale, accelerated lease expense and other one-time minimal costs associated with discontinuing a portion of this business. The purchase accounting charges include the amortization of intangible assets and incremental expense upon the sale of inventory acquired at fair value. The distribution and home delivery transformation charges in Fiscal 2026 include accelerated lease expense, severance costs, and costs associated with exiting former distribution centers. These adjusted financial measures are not meant to be considered superior to or a substitute for La-Z-Boy Incorporated’s results of operations prepared in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. Reconciliations of such adjusted financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

Management believes that presenting certain adjusted financial measures will help investors understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. Management excludes purchase accounting charges and goodwill impairment charges because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions consummated and the success with which we operate the businesses acquired. While the company has a history of acquisition activity, it does not acquire businesses on a predictable cycle, and the impact of purchase accounting charges and goodwill impairment charges are unique to each acquisition and can vary significantly from acquisition to acquisition. Similarly, distribution and home delivery transformation charges, business realignment charges, and supply chain optimization charges are dependent on the timing, size, number and nature of the operations being opened or closed, consolidated or centralized, and the charges may not be incurred on a predictable cycle. Management also excludes sale-leaseback transactions due to the infrequent nature of such transactions. Management believes that exclusion of these items facilitates more consistent comparisons of the company’s operating results over time. Where applicable, the accompanying “Reconciliation of GAAP to Adjusted Financial Measures” tables present the excluded items net of tax calculated using the effective tax rate from operations for the period in which the adjustment is presented.

# # #

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Quarter Ended		Year Ended
(Unaudited, amounts in thousands, except per share data)	4/25/2026	4/26/2025	4/25/2026	4/26/2025
Sales	$570,338	$570,871	$2,126,635	$2,109,207
Cost of sales	307,583	319,809	1,190,034	1,182,789
Gross profit	262,755	251,062	936,601	926,418
Selling, general and administrative expense	201,558	200,954	787,427	770,000
Goodwill impairment	19,967	20,581	19,967	20,581
Operating income	41,230	29,527	129,207	135,837
Interest expense	(135)	(134)	(524)	(545)
Interest income	2,525	3,258	11,880	14,877
Other income (expense), net	(520)	(635)	(1,758)	(3,035)
Income before income taxes	43,100	32,016	138,805	147,134
Income tax expense	9,276	16,666	35,894	46,182
Net income	33,824	15,350	102,911	100,952
Net (income) loss attributable to noncontrolling interests	(551)	(419)	(926)	(1,396)
Net income attributable to La-Z-Boy Incorporated	$33,273	$14,931	$101,985	$99,556

Basic weighted average common shares	40,589	41,208	40,982	41,601
Basic net income attributable to La-Z-Boy Incorporated per share	$0.82	$0.36	$2.49	$2.39

Diluted weighted average common shares	40,923	41,942	41,341	42,345
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.81	$0.36	$2.47	$2.35

LA-Z-BOY INCORPORATED
CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands, except par value)	4/25/2026	4/26/2025
Current assets
Cash and equivalents	$303,213	$328,449
Receivables, net of allowance of $5,196 at 4/25/2026 and $5,042 at 4/26/2025	131,039	139,533
Inventories, net	218,445	255,285
Assets held for sale	20,209	—
Other current assets	101,008	82,421
Total current assets	773,914	805,688
Property, plant and equipment, net	356,717	339,212
Goodwill	243,300	205,590
Other intangible assets, net	77,582	51,161
Right of use lease asset	520,726	452,848
Other long-term assets, net	70,096	67,663
Total assets	$2,042,335	$1,922,162

Current liabilities
Accounts payable	$101,875	$95,984
Lease liabilities, short-term	88,762	80,592
Accrued expenses and other current liabilities	239,258	244,215
Total current liabilities	429,895	420,791
Lease liability, long-term	475,526	410,265
Other long-term liabilities	74,240	59,130
Shareholders' Equity
Preferred shares – 5,000 authorized; none issued	—	—
Common shares, $1.00 par value – 150,000 authorized; 40,349 outstanding at 4/25/2026 and 41,164 outstanding at 4/26/2025	40,349	41,164
Capital in excess of par value	400,752	385,601
Retained earnings	610,423	597,432
Accumulated other comprehensive loss	(1,527)	(3,574)
Total La-Z-Boy Incorporated shareholders' equity	1,049,997	1,020,623
Noncontrolling interests	12,677	11,353
Total equity	1,062,674	1,031,976
Total liabilities and equity	$2,042,335	$1,922,162

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended
(Unaudited, amounts in thousands)	4/25/2026	4/26/2025
Cash flows from operating activities
Net income	$102,911	$100,952
Adjustments to reconcile net income to cash provided by operating activities
(Gain)/loss on disposal and impairment of assets	(7,287)	1,998
(Gain)/loss on sale of investments	(377)	(235)
Provision for doubtful accounts	463	851
Depreciation and amortization	47,440	46,667
Amortization of right-of-use lease assets	84,436	76,964
Equity-based compensation expense	15,688	17,400
Goodwill impairment	19,967	20,581
Change in deferred taxes	18,263	5,116
Change in receivables	1,365	(1,906)
Change in inventories	26,323	12,792
Change in other assets	(10,728)	8,701
Change in payables	4,052	(2,066)
Change in lease liabilities	(84,233)	(78,609)
Change in other liabilities	(14,177)	(21,935)
Net cash provided by operating activities	204,106	187,271

Cash flows from investing activities
Proceeds from disposals of assets	26,083	412
Capital expenditures	(76,306)	(74,280)
Purchases of investments	(3,713)	(6,990)
Proceeds from sales of investments	1,751	11,994
Acquisitions	(86,423)	(29,525)
Net cash used for investing activities	(138,608)	(98,389)

Cash flows from financing activities
Payments on finance lease liabilities	(918)	(663)
Payments for debt issuance costs	(784)	—
Stock issued for stock and employee benefit plans, net of shares withheld for taxes	(4,227)	12,350
Repurchases of common stock	(47,270)	(77,930)
Dividends paid to shareholders	(37,947)	(34,955)
Dividends paid to minority interest joint venture partners (1)	—	(1,414)
Net cash used for financing activities	(91,146)	(102,612)

Effect of exchange rate changes on cash and equivalents	412	1,081
Change in cash and cash equivalents	(25,236)	(12,649)
Cash and cash equivalents at beginning of period	328,449	341,098
Cash and cash equivalents at end of period	$303,213	$328,449

Supplemental disclosure of non-cash investing activities
Capital expenditures included in payables	$9,467	$7,234
(1)Includes dividends paid to joint venture minority partners resulting from the repatriation of dividends from our foreign earnings that we no longer consider permanently reinvested.

LA-Z-BOY INCORPORATED
SEGMENT INFORMATION

	Quarter Ended		Year Ended
(Unaudited, amounts in thousands)	4/25/2026	4/26/2025	4/25/2026	4/26/2025
Sales
Wholesale segment:
Sales to external customers	$267,510	$286,883	$1,038,789	$1,056,914
Intersegment sales	125,714	115,141	443,423	422,905
Wholesale segment sales	393,224	402,024	1,482,212	1,479,819

Retail segment sales	269,560	246,769	950,687	898,370

Corporate and Other:
Sales to external customers	33,268	37,219	137,159	153,923
Intersegment sales	1,481	1,799	6,591	6,552
Corporate and Other sales	34,749	39,018	143,750	160,475

Eliminations	(127,195)	(116,940)	(450,014)	(429,457)
Consolidated sales	$570,338	$570,871	$2,126,635	$2,109,207

Operating Income (Loss)
Wholesale segment	$36,844	$10,120	$110,189	$82,213
Retail segment	45,021	32,414	108,484	105,417
Corporate and Other	(40,635)	(13,007)	(89,466)	(51,793)
Consolidated operating income	$41,230	$29,527	$129,207	$135,837

LA-Z-BOY INCORPORATED
UNAUDITED QUARTERLY FINANCIAL DATA

Fiscal 2026

Fiscal Quarter Ended	(13 weeks)	(13 weeks)	(13 weeks)	(13 weeks)
(Amounts in thousands, except per share data)	7/26/2025	10/25/2025	1/24/2026	4/25/2026
Sales	$492,229	$522,480	$541,588	$570,338
Cost of sales	283,032	291,342	308,077	307,583
Gross profit	209,197	231,138	233,511	262,755
Selling, general and administrative expense	187,210	194,959	203,700	201,558
Goodwill impairment	—	—	—	19,967
Operating income	21,987	36,179	29,811	41,230
Interest expense	(120)	(110)	(159)	(135)
Interest income	3,108	3,549	2,698	2,525
Other income (expense), net	(585)	(54)	(599)	(520)
Income before income taxes	24,390	39,564	31,751	43,100
Income tax expense	6,093	10,574	9,951	9,276
Net income	18,297	28,990	21,800	33,824
Net (income) loss attributable to noncontrolling interests	(93)	(132)	(150)	(551)
Net income attributable to La-Z-Boy Incorporated	$18,204	$28,858	$21,650	$33,273
Diluted weighted average common shares	41,425	41,387	41,485	40,923
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.44	$0.70	$0.52	$0.81
Fiscal 2025

Fiscal Quarter Ended	(13 weeks)	(13 weeks)	(13 weeks)	(13 weeks)
(Amounts in thousands, except per share data)	7/27/2024	10/26/2024	1/25/2025	4/26/2025
Sales	$495,532	$521,027	$521,777	$570,871
Cost of sales	282,189	290,379	290,412	319,809
Gross profit	213,343	230,648	231,365	251,062
Selling, general and administrative expense	180,973	191,876	196,197	200,954
Goodwill impairment	—	—	—	20,581
Operating income	32,370	38,772	35,168	29,527
Interest expense	(210)	(99)	(102)	(134)
Interest income	4,424	3,730	3,465	3,258
Other income (expense), net	(618)	(1,879)	97	(635)
Income before income taxes	35,966	40,524	38,628	32,016
Income tax expense	9,162	10,671	9,683	16,666
Net income	26,804	29,853	28,945	15,350
Net income attributable to noncontrolling interests	(645)	184	(516)	(419)
Net income attributable to La-Z-Boy Incorporated	$26,159	$30,037	$28,429	$14,931
Diluted weighted average common shares	42,564	42,154	42,103	41,942
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.61	$0.71	$0.68	$0.36

LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO ADJUSTED FINANCIAL MEASURES

	Quarter Ended		Year Ended
(Amounts in thousands, except per share data)	4/25/2026	4/26/2025	4/25/2026	4/26/2025
GAAP gross profit	$262,755	$251,062	$936,601	$926,418
Purchase accounting charges (1)	—	—	552	140
Business realignment charges (2)	42	—	3,061	—
Distribution transformation (3)	60	—	2,278	—
Supply chain optimization charges (4)	2,373	1,123	5,793	1,123
Adjusted gross profit	$265,230	$252,185	$948,285	$927,681

GAAP SG&A	$201,558	$200,954	$787,427	$770,000
Purchase accounting charges (5)	(199)	(256)	(798)	(1,021)
Business realignment (charges)/gain (6)	(446)	—	3,416	—
Supply chain optimization charges (7)	—	(2,124)	—	(2,124)
Sale-leaseback gain (8)	7,588	—	7,588	—
Adjusted SG&A	$208,501	$198,574	$797,633	$766,855

GAAP operating income	$41,230	$29,527	$129,207	$135,837
Purchase accounting charges	199	256	1,350	1,161
Business realignment charges/(gain)	488	—	(355)	—
Distribution transformation charges	60	—	2,278	—
Supply chain optimization charges	2,373	3,247	5,793	3,247
Sale-leaseback gain	(7,588)	—	(7,588)	—
Goodwill impairment (9)	19,967	20,581	19,967	20,581
Adjusted operating income	$56,729	$53,611	$150,652	$160,826

GAAP income before income taxes	$43,100	$32,016	$138,805	$147,134
Purchase accounting charges	199	256	1,350	1,161
Business realignment charges/(gain)	488	—	(355)	—
Distribution transformation charges	60	—	2,278	—
Supply chain optimization charges (10)	3,585	3,247	7,005	3,247
Sale-leaseback gain	(7,588)	—	(7,588)	—
Goodwill impairment	19,967	20,581	19,967	20,581
Adjusted income before income taxes	$59,811	$56,100	$161,462	$172,123
(1)Includes incremental expense upon the sale of inventory acquired at fair value.
(2)Impairment charge to adjust inventory to its fair value for the upholstery portion of our wholesale casegoods business, which was sold during the fourth quarter of fiscal 2026.
(3)Includes accelerated lease expense, severance costs, and costs associated with exiting former distribution centers.
(4)Fiscal 2026 includes severance costs and charges to write-off remaining inventory related to closure of U.K. manufacturing operations. Fiscal 2025 includes severance costs related to manufacturing optimization actions in the U.K.
(5)Includes amortization of intangible assets.
(6)The fourth quarter includes accelerated lease expense and legal-related costs in connection with our planned disposal of a portion of our wholesale casegoods business. Fiscal 2026 also includes gain on sale of casegoods headquarters building and related fixed assets.
(7)Fiscal 2025 includes the impairment of fixed assets and our customer relationship intangible asset in the U.K.
(8)Includes gain on sale from sale-leaseback transactions of four Retail stores.
(9)Fiscal 2026 includes impairment in Joybird reporting unit and fiscal 2025 includes impairment in U.K. reporting unit.
(10)Fiscal 2026 includes adjustments to operating income along with currency translation adjustments reclassified from accumulated other comprehensive income to net income due to the closure of our manufacturing operations in the U.K.

LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO ADJUSTED FINANCIAL MEASURES

	Quarter Ended		Year Ended
(Amounts in thousands, except per share data)	4/25/2026	4/26/2025	4/25/2026	4/26/2025
GAAP net income attributable to La-Z-Boy Incorporated	$33,273	$14,931	$101,985	$99,556
Purchase accounting charges	199	256	1,350	1,161
Tax effect of purchase accounting	(48)	(79)	(347)	(317)
Business realignment charges/(gain)	488	—	(355)	—
Tax effect of business realignment	(117)	—	91	—
Distribution transformation charges	60	—	2,278	—
Tax effect of distribution transformation	(14)	—	(585)	—
Supply chain optimization charges	3,585	3,247	7,005	3,247
Tax effect of supply chain optimization	—	(545)	—	(483)
Sale-leaseback gain	(7,588)	—	(7,588)	—
Tax effect of sale-leaseback gain	1,814	—	1,948	—
Goodwill impairment	19,967	20,581	19,967	20,581
Adjusted net income attributable to La-Z-Boy Incorporated	$51,619	$38,392	$125,749	$123,745

GAAP net income attributable to La-Z-Boy Incorporated per diluted share ("Diluted EPS")	$0.81	$0.36	$2.47	$2.35
Purchase accounting charges, net of tax, per share	0.01	—	0.02	0.02
Business realignment charges, net of tax, per share	0.01	—	—	—
Distribution transformation charges, net of tax, per share	—	—	0.04	—
Supply chain optimization charges, net of tax, per share	0.08	0.07	0.17	0.07
Sale-leaseback gain, net of tax, per share	(0.14)	—	(0.14)	—
Goodwill impairment, net of tax, per share	0.49	0.49	0.48	0.48
Adjusted net income attributable to La-Z-Boy Incorporated per diluted share ("Diluted EPS")	$1.26	$0.92	$3.04	$2.92

LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO ADJUSTED FINANCIAL MEASURES
SEGMENT INFORMATION

	Quarter Ended				Year Ended
(Amounts in thousands)	4/25/2026	% of sales	4/26/2025	% of sales	4/25/2026	% of sales	4/26/2025	% of sales
GAAP operating income (loss)
Wholesale segment	$36,844	9.4%	$10,120	2.5%	$110,189	7.4%	$82,213	5.6%
Retail segment	45,021	16.7%	32,414	13.1%	108,484	11.4%	105,417	11.7%
Corporate and Other	(40,635)	N/M	(13,007)	N/M	(89,466)	N/M	(51,793)	N/M
Consolidated GAAP operating income	$41,230	7.2%	$29,527	5.2%	$129,207	6.1%	$135,837	6.4%

Adjusted items affecting operating income
Wholesale segment	$2,920		$23,885		$7,715		$24,052
Retail segment	(7,588)		—		(7,036)		140
Corporate and Other	20,167		199		20,766		797
Consolidated adjusted items affecting operating income	$15,499		$24,084		$21,445		$24,989

Adjusted operating income (loss)
Wholesale segment	$39,764	10.1%	$34,005	8.5%	$117,904	8.0%	$106,265	7.2%
Retail segment	37,433	13.9%	32,414	13.1%	101,448	10.7%	105,557	11.7%
Corporate and Other	(20,468)	N/M	(12,808)	N/M	(68,700)	N/M	(50,996)	N/M
Consolidated adjusted operating income	$56,729	9.9%	$53,611	9.4%	$150,652	7.1%	$160,826	7.6%

N/M - Not Meaningful